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                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 April 28, 1997
                Date of Report (date of earliest event reported)


                            LANCER ORTHODONTICS, INC.
             (Exact Name of Registrant as Specified in its Charter)


     California                  0-5920                 95-2497155
   (State or Other            (Commission          (IRS Employer Iden-
   Jurisdiction of             File Number)         tification Number)
   Incorporation)

                              6050 Avenida Encinas
                           Carlsbad, California 92009
                     (Address of Principal Executive Offices
                               Including Zip Code

                                  760-744-5585
                         (Registrant's Telephone Number,
                              Including Area Code)



                    (Former Name or Former Address if Changed
                               Since Last Report)


                               Page 1 of 4 pages.


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Item 1.  Change of Control.

         On April 28, 1997, Joseph Irani, Chief Executive Officer, Director and control shareholder of Biomerica, Inc. ("Biomerica") died of natural causes. Mr. Irani was also an executive officer and a significant minority shareholder of Lancer Orthodontics, Inc. (the "Company"). Mr. Irani was the beneficial owner of 16% of the outstanding shares of common stock of the Company as defined under Rule 13d-3. In addition, Biomerica holds 29% of the outstanding shares of common stock of the Company as defined under Rule 13d-3 . Mr. Irani's holdings in the Company and Biomerica are currently being probated in his estate. The Company is not aware of any arrangements that may result in the change of control at a date subsequent to this report.

         The Company has appointed Zackary Irani as the Chairman of the Board of Directors. Ms. Moore was appointed secretary of the Company.

(C)  Exhibits

         99.1     Press Release dated May 9, 1997.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 1997                        Lancer Orthodontics, Inc.


                                           By: /s/ DOUGLAS MILLER
                                              --------------------
                                                Douglas Miller
                                                President

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